As filed with the Securities and Exchange Commission on July 26, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Companhia Paranaense de Energia

(Exact name of Registrant as specified in its charter)

Energy Company of Paraná

(Translation of Registrant’s name into English)

The Federative Republic of Brazil

(State or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number)

Rua José Izidoro Biazetto, 158

81200-240 - Curitiba, Paraná, Brazil

Telephone: +55 41 3331 4011

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global, Inc.

122 East 42nd Street, 18th floor

New York, NY, 10168

United States

Telephone: +1 212 947 7239

(Name, address, and telephone number of agent for service)

Copy to:

Juan G. Giraldéz

Jonathan Mendes de Oliveira

Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza

New York, New York 10006

(212) 225-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

P R O S P E C T U S

Companhia Paranaense de Energia

Common Shares

Companhia Paranaense de Energia (“Copel”) may from time to time offer Common Shares, without par value, of Copel, covered by this prospectus. Additionally, any selling shareholder(s) to be named in an applicable supplement to this prospectus (the “selling shareholders”) may from time to time offer Common Shares.

This prospectus describes some of the general terms that may apply to the Common Shares and the general manner in which they may be offered. We and any selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent with the information contained in this prospectus, information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any prospectus supplement, before you purchase any of the securities. The amount and price of the offered securities will be determined at the time of the offering and will be reflected in the applicable prospectus supplement.

When we or a selling shareholder offer these securities, the specific terms of the offering, including the amount and offering price, and the specific manner in which they may be offered, will be described in the applicable supplement to this prospectus. The securities may be offered and sold in the same offering or in separate offerings, to or through underwriters, dealers and agents, or directly to purchasers. The names of any underwriters, dealers or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 16 of this prospectus.

The Common Shares are listed on the São Paulo Stock Exchange (B3 S.A. – Brasil, Bolsa, Balcão, or “B3”) under the ticker symbol “CPLE3” and on the Mercado de Valores Latinoamericanos en Euros (“LATIBEX”) under the ticker symbol “XCOPO.” The Common Shares are not listed on any U.S. national securities exchange.

Investing in these securities involves risks. See the “Risk Factors” section beginning on page 4 of our Annual Report on Form 20-F/A for the year ended December 31, 2022, originally filed with the U.S. Securities and Exchange Commission (“SEC”) on April 27, 2023, as amended on July 13, 2023 (the “2022 Form 20-F/A”), which is incorporated by reference herein, and in any other recently filed reports, and in the relevant prospectus supplement, if any.

Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”), nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 26, 2023

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Copel” are to Companhia Paranaense de Energia and references to “we,” “us” and “our” are to Companhia Paranaense de Energia and its consolidated subsidiaries taken as a whole.

References to (i) the “real,” “reais” or “R$” are to Brazilian reais (plural) and the Brazilian real (singular) and (ii) “U.S. dollars,” “dollars” or “US$” are to United States dollars. We maintain our books and records in reais. Certain figures included in this prospectus have been subject to rounding adjustments.

References to the “Common Shares,” “Preferred Class A Shares” (or “Class A”) and “Preferred Class B Shares” (or “Class B”) are to our common shares, class A preferred shares and class B preferred shares, respectively.

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process, as a “well-known seasoned issuer” as defined in Rule 405 under the United States Securities Act of 1933, as amended (“Securities Act”). Under this shelf registration process, we and the selling shareholders may, at any time and from time to time, offer and sell our Common Shares in one or more offerings.

This prospectus only provides a general description of the securities that may be offered. Each time we offer or a selling shareholder offers securities, we will prepare a prospectus supplement containing specific information about the particular offering. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement that we filed with the SEC, including exhibits and documents incorporated by reference in the registration statement that provide more detail on the matters discussed in this prospectus. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement or other offering materials. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on the Company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website or as further described under “Where You Can Find More Information.”

We are responsible for the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by on or behalf of us. Neither we nor the selling shareholders have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not making an offer to sell the Common Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

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FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. These statements are not historical facts and are based on management’s current view and estimates of future economic circumstances, industry conditions, company performance and financial results. The words “anticipates,” “believes,” “estimates,” “expects,” “plans” and similar expressions, as they relate to us, are intended to identify forward-looking statements. Statements regarding the declaration or payment of dividends, the implementation of principal operating and financing strategies and capital expenditure plans, the direction of future operations and the factors or trends affecting the financial condition, liquidity or results of operations are examples of forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Forward-looking statements involve only the current view of management and are subject to a number of inherent risks and uncertainties. There is no guarantee that the expected events, trends or results will actually occur. We caution you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	Brazilian political and economic conditions;
•	economic conditions in the State of Paraná;
•	technical, operational, legal and regulatory conditions related to the provision of electricity services;
•	our and the State of Paraná’s ability to successfully implement the proposed transaction to disperse our share ownership;
•	the outcome of lawsuits against us;
•	our ability to obtain financing;
•	developments in other emerging market countries;
•	changes in, or failure to comply with, governmental regulations;
•	competition;
•	electricity shortages;
•	unfavorable hydrological conditions;
•	climate-related developments;
•	international economic and political developments;
•	any further impacts of the coronavirus (COVID-19) pandemic; and
•	the impact of the ongoing conflict in Ukraine and the trade and monetary sanctions that have been imposed in connection with those developments.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, see the section entitled “Risk Factors” in this prospectus and “Risk Factors” as set forth in our 2022 Form 20-F/A, which is incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future, or by information in the applicable prospectus supplement.

All forward-looking statements are expressly qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement contained in this prospectus.

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RISK FACTORS

Any investment in the Common Shares involves a high degree of risk. Before purchasing any securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 20-F, as updated by other reports and documents we filed or will file with the SEC after the date of this prospectus that are incorporated by reference herein or in the applicable prospectus supplement.

Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our Common Shares. We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the Common Shares to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers with operations in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

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COPEL

We engage in the generation, transmission, distribution and sale of electricity mainly in the Brazilian State of Paraná, pursuant to concessions granted by ANEEL, the Brazilian regulatory agency for the electricity sector. While our activities are more concentrated in the Brazilian State of Paraná, we also operate in ten different Brazilian states through our generation and transmission businesses.

As of December 31, 2022, we generated electricity from 18 hydroelectric plants, 34 wind plants and one thermoelectric plant, for a total installed capacity of 5,758 MW, of which approximately 99.7% was derived from renewable sources. Including the installed capacity of generation companies in which we have an equity interest, our total installed capacity was 6,705 MW. On January 30, 2023, we completed the acquisition of the Aventura and Santa Rosa & Mundo Novo Wind Complexes, which increased our total installed capacity to 6,966 MW. Our electric power business is subject to comprehensive regulation by ANEEL.

We hold concessions to distribute electricity in 394 of the 399 municipalities in the State of Paraná and in the municipality of Porto União in the State of Santa Catarina. As of December 31, 2022, we owned and operated 3,705 km of transmission lines and 208,133 km of distribution lines, constituting one of the largest distribution grids in Brazil. Below is the distribution of electricity supply in 2022 by consumption class, including free customers:

•	38.7% was to industrial customers;
•	26.0% was to residential customers;
•	19.8% was to commercial customers; and
•	15.5% was to rural and other customers.

Key elements of our business strategy are:

•	Maximize our value through sustainable growth, profitability, adequate indebtedness levels and shareholder remuneration.
•	Seek to be a reference in customer satisfaction.
•	Seek profitable opportunities related to new businesses and services in the energy sector.
•	Promote and ensure adherence to best ESG, risk management and compliance practices.
•	Manage an integrated and strategic energy portfolio, including strategic partnerships and maximizing synergies and profitability.
•	Divest from non-strategic assets.
•	Pursue excellence in business processes.
•	Promote people-focused management, strengthening team engagement and reinforcing the culture of meritocracy.
•	Seek greater protagonism in our interaction with regulators and institutions.
•	Consolidate a culture focused on safety, health and quality of life.
•	Adopt new technologies to optimize our business and continually raise cybersecurity levels.

Encourage innovation as a lever for growth, increased customer satisfaction and loyalty, and process improvement.

Our revenues for each of the last three fiscal years by activity are described in “Item 5. Operating and Financial Review and Prospects – Results of operations for the years ended December 31, 2022, 2021 and 2020” of the 2022 Form 20-F/A.

A significant portion of our assets are tied to the provision of essential public services and thus, pursuant to Brazilian law, are not available for liquidation in the event of our bankruptcy or attachment as guarantees. As such, assets available to shareholders in the event of liquidation may significantly decrease if the amount we receive as indemnity in relation to our tied assets is less than their market value and we are not able to offer these assets as collateral in connection with credit agreements.

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Historical Background

We were formed in 1954 by the State of Paraná to engage in the generation, transmission and distribution of electricity, as part of a plan to bring the electric energy sector under state control. We acquired the principal private power companies located in the State of Paraná in the early 1970s. From 1970 to 1977, we significantly expanded our transmission and distribution grid and worked to increase the connectivity of our grid to grids in other Brazilian states. In 1979, a change in state law permitted us to extend our generating activities to include production from sources other than hydroelectric and thermal power plants.

We are a corporation incorporated and existing under the laws of Brazil, with the legal name Companhia Paranaense de Energia – Copel. Our head offices are located at Rua José Izidoro Biazetto, 158 – Bloco A - CEP 81200-240, Curitiba, Paraná, Brazil. Our telephone number at the head office is +55 (41) 3331-4011. Our website is www.copel.com and any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website.

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USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities for general corporate purposes.

All of the securities offered by a selling shareholder pursuant to this prospectus and any prospectus supplement will be sold by such selling shareholder for its own account. We will not receive any of the proceeds from these sales.

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SELLING SHAREHOLDERS

We may register for the sale of our Common Shares by the selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit the selling shareholders to resell their Common Shares when they deem appropriate. Such selling shareholders may sell equity securities held by them to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. Unless disclosed otherwise in the applicable prospectus supplement, we may pay certain fees and the expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, registration and filing fees, and fees and expenses of our counsel, and the selling shareholders will pay any underwriting or broker discounts and commissions incurred by the selling shareholders in selling their Common Shares, as well as their own fees and expenses, including those of the selling shareholders’ counsel.

In the event of a secondary offering, we will not receive any proceeds from the sale of Common Shares by the selling shareholders.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by the selling shareholders to offer or sell any common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act. The registration of these Common Shares does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities.

We cannot provide an estimate as to the number of shares that will be held by the selling shareholders upon consummation of any offering or offerings covered by this prospectus because such selling shareholders may offer some, all or none of such shareholder’s Common Shares in any such offering or offerings. Furthermore, the selling shareholders may have sold, transferred or disposed of the Common Shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common shares to be sold by such selling shareholders.

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DESCRIPTION OF COMMON SHARES

We and the selling shareholders may from time to time offer under this prospectus our Common Shares.

Common Shares

This description does not purport to be complete and is qualified by reference to our bylaws and to Law No. 6,404/1976, as amended (the “Brazilian Corporate Law”). A copy of our bylaws is attached to the current report on Form 6-K, furnished to the SEC on July 11, 2023 and incorporated by reference herein. We encourage you to read our bylaws and the applicable sections of such current report on Form 6-K for additional information.

As of the date of this prospectus, our bylaws authorize the issuance of up to four billion common shares based solely on the approval of the board of directors of Copel (the “Board of Directors”) without any additional shareholder approval, in this case only as a consequence of capitalization of profits or profits reserves or due to the issuance of convertible debentures, warranties and stock options plans approved by shareholders or the selling of common shares in the stock exchange or public subscription of new common shares.

In addition to Common Shares, we have issued Preferred Class A Shares and Preferred Class B Shares, in accordance with our bylaws. Pursuant to Brazilian Corporate Law, each preferred share of a class that is admitted to trading on a Brazilian stock exchange must have certain rights under the Company’s bylaws.

Our bylaws comply with the directives provided by Brazilian Corporate Law as follows: (i) our Preferred Class A Shares have priority in the distribution of minimum dividends of 10% per year, pro rata, calculated based on the capital stock represented by such shares on December 31 of the previous fiscal year; (ii) our Preferred Class B Shares have priority in the distribution of mandatory dividends, pro rata, in the amount equivalent to 25.0% of our net profits, as adjusted in accordance with the Brazilian Corporate Law, calculated as a proportion of the capital stock represented by such shares on December 31 of the previous fiscal year; (iii) the dividends paid on Preferred Class B Shares pursuant to item (ii) above shall be paid only from any remaining profits after the payment of priority dividends to Preferred Class A Shares; and (iv) the dividends to be paid per preferred share, regardless of the class, shall be at least 10% higher than the dividends to be paid per Common Share; and (v) both the class A and class B preferred shares will acquire voting rights if, during three consecutive fiscal years, we fail to pay the priority or minimum dividend to which preferred shares are entitled.

Dividend Payments

In accordance with our bylaws and Brazilian Corporate Law, we must, except if decided otherwise, pay annual dividends for each fiscal year within sixty days of the declaration of the dividends at the annual shareholders’ meeting or by the Board of Directors . To the extent amounts are available for distribution, we are required to distribute as a mandatory dividend an aggregate amount equal to at least 25.0% of our adjusted net profit. Dividends are allocated pursuant to the formula described in “Dividend Priority of Preferred Class A Shares and Preferred Class B Shares” below. Brazilian Corporate Law permits a company to suspend the payment of all dividends if the company’s management reports at the shareholders’ meeting that the distribution would be detrimental to the Company given its financial circumstances. In such a case, a company with publicly traded securities must submit a report to the Brazilian Securities Commission (the “CVM”) providing the reasons for the suspension of dividend payments. Brazilian Corporate Law and our bylaws provide that Preferred Class A Shares and Preferred Class B Shares shall acquire voting rights if we suspend the mandatory the priority or minimum dividend payments for more than three consecutive fiscal years, and such voting rights will continue until all dividend payments, including back payments, have been made. We are not subject to any contractual limitations on our ability to pay dividends.

We are required to hold an annual shareholders’ meeting by April 30 of each year at which, among other things, an annual dividend may be declared by decision of the shareholders on the recommendation of the management, as approved by the Board of Directors. The payment of annual dividends is based on the financial statements prepared for the fiscal year ending December 31. Under Brazilian Corporate Law, we must pay dividends to shareholders of record within 60 days of the date of the shareholders’ meeting that declared the dividends. A shareholders’ resolution may set forth another date of payment, which must occur prior to the end of the fiscal year in which such dividend was declared. We are not required to adjust the amount of paid-in capital for inflation for the period from the end of the last fiscal year to the date of declaration or to adjust the amount of the dividend for inflation for the period from the end of the relevant fiscal year to the payment date.

Pursuant to our bylaws, our management may declare interim dividends to be paid from profits in our semi-annual financial statements, in accordance with the Company’s dividend policy and subject to further endorsement by the Shareholders’ Meeting. Any payment of interim dividends counts towards the mandatory dividend for the year in which the interim dividends were paid. In accordance with our dividends policy, our management must approve interim dividends and annual dividends every year.

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Pursuant to Brazilian Corporate Law, we may pay interest on equity in lieu of dividends as an alternative form of making distributions to shareholders. We may treat a payment of interest on equity as a deductible expense for tax purposes, provided that it does not exceed the lesser of:

•	the total amount resulting from (i) Long-Term Interest Rate (Taxa de Juros a Longo Prazo, or “TJLP”) multiplied by (ii) the total shareholders’ equity (determined in accordance with Brazilian tax legislation), less certain deductions prescribed by Brazilian tax legislation; and
•	the greater of (i) 50.0% of current net income (after the deduction of social contribution on profits (Contribuição Social sobre o Lucro Líquido or “CSLL”) and before taking such distributions and any deductions for corporate income tax) for the year in respect of which the payment is made or (ii) 50.0% of retained earnings and profit reserves for the year prior to the year in respect of which the payment is made.

Calculation of Adjusted Net Profit

Annual dividends are payable from our adjusted net profit for such period. Brazilian Corporate Law defines “net profit” for any fiscal year as the profits of a fiscal year after the deduction of income and social contribution taxes for that fiscal year and after the deduction of any amounts allocated to employees’ and management’s participation in our results in such fiscal year. The “net profit” for a fiscal year is subject to adjustment by the addition or subtraction of amounts allocated to legal and other reserves, the result of which is referred to as our adjusted net profit.

In accordance with Brazilian Corporate Law, we must maintain a legal reserve, to which we must allocate a minimum of 5% of our net profits for each fiscal year until such reserve reaches an amount equal to 20.0% of our capital stock (calculated in accordance with Brazilian Corporate Law). However, we are not required to make any allocations to our legal reserve in a fiscal year in which the legal reserve, when added to our other established capital reserves, exceeds 30.0% of our total capital stock. The amounts to be allocated to such reserve must be approved by our shareholders in a shareholders’ meeting and may be used only for the increase of our capital stock or compensation of losses.

On December 31, 2022, our legal reserve was R$1,512.7 million, or 14.0% of our capital stock at that date.

In addition to deducting amounts for the legal reserve, under Brazilian Corporate Law net profit may also be adjusted by deducting amounts allocated to:

•	the contingency reserve: under Brazilian Corporate Law, our shareholders’ meeting, upon a justified proposal of our Board of Directors or Board of Executive Officers, may decide to allocate a percentage of our net profits to a contingency reserve for anticipated losses that are deemed probable in future years, which amount may be estimated;
•	the tax incentives reserve: under Brazilian Corporate Law, our shareholders’ meeting, upon a justified proposal of our Board of Directors or Board of Executive Officers, may decide to allocate a percentage of our net profits resulting from government donations or subsidies for investment purposes.

On the other hand, net profits may also be increased by:

•	the reversal of any amounts previously allocated to a contingency reserve in the fiscal year in which the loss that had been anticipated does not occur as projected or in which the anticipated loss occurs but is lower than the contingency allocated to it; and
•	any amounts included in the unrealized profits reserve that have been realized in the relevant fiscal year and have not been used to offset losses, as approved by our shareholders’ meeting, upon the proposal of our Board of Directors or board of executive officers.

Moreover, our net profits are also adjusted by adding the realization of amounts registered under “Equity Value Adjustments.” The account “Equity Value Adjustments” was created as a result of the first-time adoption of IFRS by us in 2010, which caused a fair value revaluation of certain fixed assets and the adoption of the fair value as its “deemed cost” at that date. The increase of the deemed cost of fixed assets led to an increase in depreciation costs. Thus, our management has decided to add to the adjusted net profits the realization of the “Equity Value Adjustments” in order to compensate for effects of the increased depreciation costs. In 2022, our adjusted net profits used to calculate our dividends was increased by R$36.5 million as a result of said realization.

The amounts available for distribution are determined on the basis of the financial statements prepared using a method established by Brazilian Corporate Law, which differ from our audited consolidated financial statements included herein.

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Dividend Priority of Preferred Class A Shares and Preferred Class B Shares

According to our bylaws, our Preferred Class A Shares and Preferred Class B Shares are entitled to receive annual, non-cumulative minimum dividends, which dividend per share shall be at least 10% higher than the dividends per share paid to the holders of the Common Shares. Preferred Class A Shares have a dividend priority over the Preferred Class B Shares, and Preferred Class B Shares have a dividend priority over the Common Shares. To the extent that dividends are paid, they are to be paid in the following order:

•	first, the holders of Preferred Class A Shares have the right to receive a minimum dividend equal to 10% of the total share capital represented by the Preferred Class A Shares outstanding at the end of the fiscal year in respect of which the dividends have been declared;
•	second, to the extent there are additional amounts to be distributed after all amounts allocated to the Preferred Class A Shares have been paid, the holders of Preferred Class B Shares have the right to receive a minimum dividend per share equal to (i) the mandatory dividend divided by (ii) the total number of Preferred Class B Shares outstanding at the end of the fiscal year in respect of which the dividends have been declared; and
•	third, to the extent that there are additional amounts to be distributed after all amounts allocated to the Preferred Class A Shares and the Preferred Class B Shares have been paid, the holders of Common Shares have the right to receive an amount per share equal to (i) the mandatory dividend divided by (ii) the total number of Common Shares outstanding at the end of the fiscal year in respect of which dividends have been declared, provided that the Preferred Class A Shares and Preferred Class B Shares receive dividends per share at least 10% higher than the dividends per share paid to the Common Shares.

To the extent that there are additional amounts to be distributed after all amounts described in the preceding items have been paid and in the form therein described, any such additional amount will be distributed to each class of Shares so that, at the end, a dividend per share equal to each class is paid, if possible, except for the holders of Common Shares, which shall always receive a dividend per share 10% lower than Preferred Class A Shares and Preferred Class B Shares.

Meetings of Shareholders

We are required to hold an annual shareholders’ meeting by April 30 of each year at which, among other things, an annual dividend may be declared by decision of the shareholders on the recommendation of the management, as approved by the Board of Directors. The payment of annual dividends is based on the financial statements prepared for the fiscal year ending December 31. Under Brazilian Corporate Law, we must pay dividends to shareholders of record within 60 days of the date of the shareholders meeting that declared the dividends. A shareholders’ resolution may set forth another date of payment, which must occur prior to the end of the fiscal year in which such dividend was declared. We are not required to adjust the amount of paid-in capital for inflation for the period from the end of the last fiscal year to the date of declaration or to adjust the amount of the dividend for inflation for the period from the end of the relevant fiscal year to the payment date. Consequently, the amount of dividends paid to our Shareholders may be substantially reduced due to inflation.

Pursuant to Brazilian Corporate Law, shareholders voting at a general shareholders’ meeting have the power, among other powers, to:

•	amend the bylaws;
•	elect or dismiss members of the Board of Directors and members of the Fiscal Council at any time;
•	establish the remuneration of senior management and members of the Fiscal Council;
•	receive annual reports by management and accept or reject management’s financial statements and recommendations including the allocation of net profits and the distributable amount for payment of the mandatory dividend and allocation to the various reserve accounts;
•	authorize the issuance of convertible and secured debentures;
•	suspend the rights of a shareholder in default of obligations established by law or by the bylaws;
•	accept or reject the valuation of assets contributed by a shareholder in consideration for issuance of capital stock;
•	pass resolutions to reorganize our legal form, to merge, consolidate or split us, to dissolve and liquidate us, to elect and dismiss our liquidators and to examine their accounts; and
•	authorize management to file for bankruptcy or to request a judicial restructuring.
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Pursuant to the CVM rules, the convening of our shareholders’ meeting is made through publication of a notice to shareholders in two newspapers, which are determined at the previous shareholders’ meeting. Generally, we make such notice in the newspaper Valor Econômico. The notice must be published no fewer than three times, beginning at least 21 calendar days prior to the scheduled meeting date.

In order for a shareholders’ meeting to be held on first call, shareholders representing at least one- quarter of the voting capital have to be present, except as otherwise provided for under Brazilian law. If no such quorum is verified, a second meeting may be called by notice given at least 8 calendar days prior to such meeting and in accordance with the same rules of publication previously described. The quorum requirements will not apply to a second meeting, subject to the minimum quorum and voting requirements for certain matters, as discussed as follows. A shareholder without a right to vote may attend a general shareholders’ meeting and take part in the discussion of matters submitted for consideration.

A shareholder may be represented at a general shareholders’ meeting by a proxy appointed in accordance with applicable Brazilian law not more than one year before the meeting, who must be a shareholder, a company officer, a lawyer or a financial institution.

Voting Rights

As a general rule, only our Common Shares are entitled to vote and each Common Share corresponds to one vote. According to Brazilian Corporate Law, minority shareholders are entitled to appoint and remove at least one member of the Board of Directors, in a separate election, without the participation of the controlling shareholder, if such minority shareholders hold (i) at least 15% of our voting shares or (ii) at least 10% of our outstanding non-voting shares. Minority shareholders holding at least 10% of our voting shares are entitled to request that a multiple voting procedure be adopted, a proceeding that grants each voting share as many votes as there are members of the Board of Directors and the right for all the voting shareholders to vote for only one candidate or to distribute his votes among several candidates, also in accordance with the Brazilian Corporate Law.

Our bylaws entitle minority shareholders that hold voting shares the right to appoint and remove one member of the Board of Directors, in a separate election, regardless of the voting shares which are held by them as a class, if they haven’t appointed a higher number through a Multiple Vote proceeding in the general shareholders’ meeting. Moreover, our employees are also entitled to appoint and remove one member of the Board of Directors. However, if a multiple vote proceeding is adopted and, also, the minority shareholders appoint members of the Board of Directors through a separate election, the controlling shareholder is entitled to appoint and remove the same number of members appointed and elected by the minority shareholders and employees, plus one.

Also, according to Brazilian Corporate Law, members of our Board of Directors who are elected by the non-controlling shareholders have the right to veto (provided it is duly justified) the appointment of the independent accountant made by the majority of the members of our Board of Directors.

Our minority shareholders also have the right to appoint members to essential committees. Minority shareholders elect one of three seats on our Investment and Innovation Committee, two of three members of the Minority Committee, and up to two of the three to five seats on the Nomination and Evaluation Committee.

Holders of Preferred Shares acquire voting rights if, during three consecutive fiscal years, we fail to pay a fixed or minimum dividend to which the preferred shares are entitled. If a holder of Preferred Shares acquires voting rights in this manner, such rights will be identical to the voting rights of a holder of Common Shares and will continue until the dividend is paid.

In accordance with Brazilian Corporate Law and our bylaws, holders of the Preferred Shares are not entitled to vote at our shareholders’ meetings except with regard to the following matters for as long as we are listed on the so-called Level 2 segment of B3:

•	any direct conversion of corporate type into another, consolidation, spin-off or merger of Copel;
•	approval of any agreement between our company and our controlling shareholder or parties related to the controlling shareholder, to the extent that Brazilian Corporate Law or our bylaws require that the agreement be submitted to the approval of a general shareholders’ meeting;
•	the valuation of any assets to be contributed to our Company in payment for shares issued in a capital increase;
•	the appointment of an expert to ascertain the value our shares in connection with (a) a mandatory tender offer; (b) a delisting and deregistration transaction; or (c) any decision to cease to adhere to the requirements of the Level 2 segment of B3;
•	any change in, or the revocation of, provisions of our bylaws that results in the violation of certain requirements of the Level 2 segment of B3;
•	appointment and removal of a member of the Supervisory Board in a separate election; and
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•	appointment and removal of a member of the Board of Directors in a separate election, when requested by shareholders which have preferred shares equal to at least 10% of our total shares.

Our bylaws also entitle holders of Preferred Shares to voting rights to changes to provisions in our bylaws aimed to suppress the right set forth in Article 28, XXIX of our bylaws, which provides for the adoption of the full tariff set by a granting authority. This change would require the approval of the majority of the Preferred Shares attending the special shareholders’ meeting called for this purpose.

Preemptive Rights

Our shareholders have a general preemptive right to subscribe for shares in any capital increase, in proportion to his or her ownership, as provided for in the Brazilian Corporate Law. A minimum period of 30 days following the publication of notice of a capital increase is assured for the exercise of the right, and the right is transferable. We may issue shares up to the limit of the authorized capital, excluding right of first refusal to the shareholders, as provided for in the Brazilian Corporate Law and in our bylaws.

Redemption Rights and Rights of Withdrawal

Our common shares and preferred shares are not redeemable, with the exception that a dissenting shareholder has, under certain circumstances provided for in Brazilian Corporate Law, the right to withdraw its equity interest from a company and to receive a payment for the portion of shareholder’s equity attributable to his or her equity interest.

This right of withdrawal arises if any of the following matters are decided upon at a shareholders’ meeting:

•	creation of a new class of preferred shares or a disproportionate increase in an existing class of preferred shares relative to other classes of shares, unless such action is provided for in or authorized by our bylaws, which, as of the date of this prospectus, is not the case;
•	modification to the preference, privilege or conditions for redemption or amortization granted to one or more classes of preferred shares, or the creation of a new class of preferred shares with greater privileges than the existing classes of preferred shares;
•	reduction of the mandatory dividend;
•	consolidation or merger into another company;
•	participation in a group of companies (grupo de sociedades), as defined by Brazilian Corporate Law;
•	the transfer of all shares to another company or receipt of shares by another company, in such a way as to make the company whose shares were transferred a wholly-owned subsidiary of the other;
•	changes to our corporate purpose; or
•	a spin-off that results in (a) a change to our corporate purpose (unless the spun-off company’s assets and liabilities are transferred to a company that has substantially the same corporate purpose); (b) a reduction in any mandatory dividend (although in our case, our preferred shares do not carry mandatory dividends); or (c) any participation in a group of companies.

The right of withdrawal also arises if a spin-off or merger occurs but the new company fails to register as a public stock corporation (and, if applicable, fails to list its shares on the stock exchange) within 120 days of the date of the shareholders’ meeting that approved the spin-off or merger.

Form and Transfer of Shares

Our shares are maintained in book-entry form with a transfer agent (“Transfer Agent”). To make a transfer of shares, the Transfer Agent makes an entry in the register, debits the share account of the transferor and credits the share account of the transferee.

Transfers of shares by foreign investors are made in the manner described above and are executed by the investor’s local agent on the investor’s behalf. However, if the original investment was registered with the Central Bank pursuant to a foreign investment mechanism regulated by Resolution No. 4,373 of the Brazilian National Monetary Council, the foreign investor must declare the transfer in its electronic registration.

A shareholder may choose, in its individual discretion, to hold its shares through B3. Shares are added to the B3 system through Brazilian institutions that have clearing accounts with B3. Our shareholder registry indicates which shares are listed on the B3 system. Each participating shareholder is in turn registered in a register of beneficial shareholders maintained by B3 and is treated in the same manner as the other registered shareholders.

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PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities. Each prospectus supplement with respect to our securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholders, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and any selling shareholders may sell the securities from time to time in their offering as follows:

•        through agents;

•        to dealers or underwriters for resale;

•        directly to purchasers; or

•        through a combination of any of these methods of sale.

We may solicit offers to purchase securities directly from the public from time to time. We and any selling shareholders, as applicable, may sell securities to one or more underwriters or dealers acting as principals, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

If we the selling shareholders sell securities to underwriters, we and such selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or a selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or any selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription-rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription-rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us any selling shareholders or any other selling shareholders, to indemnification by us and such selling shareholders, as applicable, against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities

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pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell Common Shares short using this prospectus and deliver Common Shares covered by this prospectus to close out such short positions, or loan or pledge Common Shares to financial institutions that in turn may sell the Common Shares using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholders default in the performance of our/their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Unless otherwise indicated in the prospectus supplement, we or any selling shareholders will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include (i) commercial and savings banks; (ii) insurance companies; (iii) pension funds; (iv) investment companies; (v) educational and charitable institutions; and (vi) other similar institutions as we or any selling shareholders may approve.

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

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EXPERTS

The financial statements of Copel as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Copel’s internal control over financial reporting have been audited by Deloitte Touche Tohmatsu Auditores Independentes Ltda., an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in auditing and accounting.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP.  The validity of the Common Shares will be passed upon for us by Stocche Forbes Advogados or any other law firm named in the applicable prospectus supplement as to certain matters of Brazilian law. Any underwriters will also be advised about certain legal matters by their own counsel, which will be named in any applicable prospectus supplement.

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ENFORCEABILITY OF CIVIL LIABILITIES

Copel is a sociedade de economia mista organized under the laws of the Federative Republic of Brazil. All of our directors and officers reside in Brazil. Substantially all of our assets, as well as the assets of these persons, are located in Brazil. As a result, it may not be possible for holders of our Common Shares to effect service of process upon us or our directors and officers within the United States or other jurisdictions outside Brazil, attach their assets or enforce against us or our directors and officers judgments obtained in the United States or other jurisdictions outside of Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain requirements are met, holders of our Common Shares may face greater difficulties in protecting their interest in actions against us or our directors and officers than would shareholders of a corporation incorporated in a state or other jurisdiction of the United States.

Stocche Forbes Advogados, Copel’s special counsel, has advised Copel that, subject to the requirements described below, judgments of United States courts for civil liabilities based upon the United States federal securities laws may be enforced in Brazil. A judgment against Copel or the other persons described above obtained outside Brazil would be enforceable in Brazil, without reconsideration of the merits, only if the judgment satisfies certain requirements and receives confirmation from the Brazilian Superior Court of Justice (Superior Tribunal de Justiça), provided that such confirmation will be granted, in accordance with Article 15 of Decree Law No. 4,657/42 and Articles 963 and 964 of the Brazilian Code of Civil Procedure (Código de Processo Civil). The foreign judgment will only be confirmed if:

•	it fulfills all formalities required for its enforceability under the laws of the country where the foreign judgment is granted;
•	it was issued by a competent court in the jurisdiction where the judgment was awarded after service of process was properly made in accordance with applicable law, or after sufficient evidence of the company’s absence has been given, as required under applicable law;
•	it is final and binding and, therefore, not subject to appeal in the jurisdiction where it was issued;
•	does not conflict with a final and unappealable decision issued by a Brazilian court on the same matter, based on the same grounds and involving the same parties, cause of action and claims (res judicata);
•	it must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of 5 October 1961 Abolishing the Requirement of Legalization for Foreign Public Documents and it shall have been registered with the appropriate Registry of Titles and Deeds (Registro de Títulos e Documentos) in Brazil, with its respective Portuguese sworn translation;
•	if such State is not signatory of the Hague Convention, it must be duly authenticated by a competent Brazilian consulate, and is accompanied by a sworn translation into Portuguese, unless an exemption is provided by an international treaty to which Brazil is a signatory; and
•	it is not contrary to Brazilian national sovereignty, human dignity, public policy or good morals.

Notwithstanding the foregoing, no assurance can be given that such confirmation would be obtained, that the process described above could be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the U.S. securities laws with respect to any securities issued by Copel.

Stocche Forbes Advogados has also advised Copel that:

•	original actions based on the U.S. federal securities laws may be brought in Brazilian courts and that, subject to Brazilian public policy and national sovereignty, Brazilian courts may enforce liabilities in such actions against Copel, certain of its directors and officers and the advisors named herein;
•	a plaintiff, (Brazilian or not) that resides outside Brazil or is outside Brazil during the course of the litigation in Brazil, and owns no real property in Brazil, must provide a bond sufficient to guarantee court costs and legal fees, including the defendant’s attorneys’ fees, as determined by the Brazilian court, in connection with litigation in Brazil, except: (1) when an exemption is provided by an international agreement or treaty that Brazil is a signatory; (2) in the case of claims for collection on a título executivo extrajudicial (an instrument which may be enforced in Brazilian courts without a review on the merits); (3) in the case of the enforcement of a foreign judgment which has been confirmed by the Brazilian Superior Court of Justice, in each case, as set forth under Articles 963 and 964 of the Brazilian Civil Procedure Code; and (4) counterclaims;
•	If proceedings are brought before Brazilian courts seeking to enforce obligations, any payment to fulfill any obligations determined by a Brazilian judgment must be made in Brazilian reais;
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•	Law No. 11,101/05, the Brazilian law generally applicable for judicial and extrajudicial reorganization proceedings and bankruptcy liquidation proceedings of business companies, is not applicable to mixed capital companies, such as Copel, and does not provide whether the federal government of Brazil is liable for Copel’s obligations in the event of a bankruptcy liquidation. However, the Brazilian Federal Constitution establishes that mixed capital companies, which operate a commercial business, are subject to the legal regime applicable to private corporations in respect of civil, commercial, labor and tax matters; this provision may be interpreted as making Law No. 11,101/05 applicable to Copel. In any case, Law No. 12,767/12 provides that judicial and extrajudicial reorganization proceedings do not apply to public entity concessionaires in the electrical sector until the termination of the relevant concessions; and
•	A substantial portion of Copel’s assets may be deemed by Brazilian courts as assets linked to the provision of public services. In that case, those assets may not be available in the context of a bankruptcy liquidation or attachment to secure a judgment. Moreover, assets linked to the provision of public services revert to the Brazilian Government at the end of the concession tenor. Although the Brazilian Government would in such circumstances be under an obligation to compensate us in respect of the reversion of these assets, we cannot assure you that the level of compensation received would equal the market value of the assets and, accordingly, our financial condition could be affected.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement (including amendments and exhibits to the registration statement) with the SEC on Form F-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. These reports and other information may also be inspected and copied at the offices of the NYSE at 11 Wall St, New York, New York 10005. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement. We are also subject to the information requirements of the B3 and the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Our public filings with the B3 are electronically available from the B3’s website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements and our executive officers, directors and principal shareholders are exempt from reporting and short swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. You may request a copy of our SEC filings, at no cost, by contacting us at our headquarters at Rua José Izidoro Biazetto, 158, Bloco A - 81200-240 - Curitiba, Paraná, Brazil. Our investor relations office can be reached at +55 41 3331 4011.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.

Copel is incorporating by reference into this prospectus the following documents that it has filed with the SEC:

•	Our annual report on Form 20-F/A for the year ended December 31, 2022 originally filed with the SEC on April 27, 2023, as amended on July 13, 2023 (File No. 001-14668).
•	Our current report on Form 6-K furnished to the SEC on June 8, 2023 (File No. 001-14668; Accession No. 0001292814-23-002610), containing our unaudited financial information as of March 31, 2023 and for the three-month periods ended March 31, 2023 and 2022.
•	Our current report on Form 6-K furnished to the SEC on July 11, 2023 (File No. 001-14668; Accession No. 0001292814-23-003006) containing the current version of our bylaws.
•	Our current report on Form 6-K furnished to the SEC on July 26, 2023 (File No. 001-14668), containing (i) the operating and financial review of Copel for the three-month periods ended March 31, 2023 and 2022 and a discussion of liquidity and capital resources of Copel as of March 31, 2023, (ii) other information relating to recent developments and a general update on Copel legal proceedings and (iii) copies of our bylaws, as approved at a shareholders meeting held on July 10, 2023.
•	Any future filings of Copel on Form 20-F made with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus, and any future reports of Copel on Form 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus.

Unless expressly incorporated by reference herein, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Copel’s Investor Relations Department located at ri@copel.com.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

II.	Do not remove

Item 8. Indemnification of Directors and Officers.

Article 92, Paragraph 1 of Copel’s by-laws requires it to defend its senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. Copel maintains an insurance policy covering losses and expenses arising from management actions taken by the directors and officers of Copel and its subsidiaries in their capacity as such.

Item 9. Exhibits.

Exhibit Number	Description
1.1	Form of Underwriting Agreement †
5.1	Opinion of Stocche Forbes Advogados as to matters of Brazilian law relating to the Common Shares *
23.1	Consent of Deloitte Touche Tohmatsu Auditores Independentes Ltda. *
23.2	Consent of Stocche Forbes Advogados (included in Exhibit 5.1) *
24.2	Power of Attorney (included in page II-5 of this registration statement) *
107	Calculation of Registration Fee *

_____________

†	To be filed by amendment or incorporated by reference. Copel will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.
*	Filed herewith.
**	Incorporated by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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SIGNATURES OF COMPANHIA PARANAENSE DE ENERGIA

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Curitiba, State of Paraná, Brazil, on July 26, 2023.

COMPANHIA PARANAENSE DE ENERGIA

By:	/s/ Daniel Pimentel Slaviero

Name: Daniel Pimentel Slaviero

Title: Chief Executive Officer

By:	/s/ Adriano Rudek de Moura

Name: Adriano Rudek de Moura

Title: Chief Financial Officer and Investor Relations Officer

II-3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Daniel Pimentel Slaviero and Adriano Rudek de Moura to act as his or her true and lawful attorney-in-fact and agent, each with full power of substitution, for him/her and in his/her name, place and stead, in any and all such capacities, to sign any and all amendments (including post-effective amendments) and supplements to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as s/he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 26, 2023, in respect of Companhia Paranaense de Energia.

Signature	Title

/s/ Daniel Pimentel Slaviero	Chief Executive Officer
Daniel Pimentel Slaviero	(Principal executive officer)

/s/ Adriano Rudek de Moura	Chief Financial and Investor Relations Officer
Adriano Rudek de Moura	(Principal financial and accounting officer)

/s/ Marcel Martins Malczewski	Director
Marcel Martins Malczewski

/s/ Marco Antônio Barbosa Cândido	Director
Marco Antônio Barbosa Cândido

/s/ Carlos Biedermann	Director
Carlos Biedermann

/s/ Fernando Tadeu Perez	Director
Fernando Tadeu Perez

/s/ Marco Antonio Bologna	Director
Marco Antonio Bologna

Director
Jacildo Lara Martins

/s/ Lucia Maria Martins Casasanta	Director
Lucia Maria Martins Casasanta

/s/ Geraldo Corrêa de Lyra Junior	Director
Geraldo Corrêa de Lyra Junior

/s/ Fausto Augusto de Souza	Director
Fausto Augusto de Souza

II-4

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant, has signed this registration statement on July 26, 2023.

Cogency Global, Inc.

By:	/s/ Colleen A. De Vries

Name: Colleen A. De Vries

Title: Sr. Vice President